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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 33-60591 of Sierra Health Services, Inc. on Form S-8 to Registration Statement on Form S-4 of our report dated February 10, 1995, appearing in the Annual Report on Form 10-K as amended by the Form 10-K/A of Sierra Health Services, Inc. for the year ended December 31, 1994.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
November 13, 1995